UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant    |X|

 Filed by a Party other than the Registrant    |_|

 Check the appropriate box:
|_|   Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12


                                 WPG TUDOR FUND

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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|    No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

      |_|    Fee paid previously with preliminary materials:

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       |_| Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


       (1) Amount previously paid:

       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

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                               WEISS, PECK & GREER
                           PROXY OUTBOUND CALL SCRIPT
                                      2005

OPENING

Hello may I Speak to MR./MS. "(SHAREHOLDERS NAME)".

IF SHAREHOLDER IS UNAVAILABLE PLEASE ASK IF THERE IS A BETTER TIME TO REACH (SHAREHOLDERS NAME)

IF YES:

Re-schedule a call back at the appropriate time and date.

DATE: XX XX XX

TIME: XX:XX

Thank you, I will try to reach (SHAREHOLDER NAME) at the stated time.

IF NO:

Re-schedule the call for an automatic call back

Thank you, I will try to reach (SHAREHOLDERS NAME) at another time.

IF THE PERSON ASKS WHO YOU ARE AND WHY YOU ARE CALLING:

This is (REP FIRST AND LAST NAME) from [PFPC, Inc.] [WPG Investments] calling on behalf of WPG Funds Proxy Group.

The purpose of the call today is to follow-up on a recent proxy mailing.

If they ask for a return phone number please provide [PFPC only - 877-456-6399] [WPG only - provide caller's direct line].


IF CONTACT IS MADE WITH SHAREHOLDER:

This is (REP'S FIRST AND LAST NAME) from [PFPC, Inc.] [WPG Investments] calling on behalf of WPG Funds Proxy Group, [PFPC only -- on a recorded line].

The purpose of the call today is to follow-up on a recent proxy mailing on your (FUND NAME).

WE HAVE NOT RECEIVED YOUR PROXY CARDS YET.

      o     "DID NOT RECEIVE PROXY" RESPONSE:

                  MAY WE SEND YOU ANOTHER PROXY PACKAGE FOR THIS IMPORTANT VOTE?

            IF "NO": The shareholder meeting is set for April 27, 2005. We are urging everyone to vote his or her cards as soon as possible.

            IF STILL DOES NOT WANT PROXY: Thank you for your time today/this evening.

            IF "YES": Let me verify the address that the first proxy was mailed to. (VERIFY NAME AND ADDRESS). You should receive a new proxy package by priority mail in 3-5 days. Please fill it out and vote as soon as possible or you may all so vote by phone, fax or through the internet. All of the instructions will be included in the proxy materials that will be sent to you.

            Thank you, for your time today/this evening.

      o     "RECEIVED PROXY" RESPONSE:

IF "ALREADY VOTED" RESPONSE: Great! Thank you for your time today/this evening.

IF "WILL BE VOTING" RESPONSE: Great! We are calling to encourage you to vote as soon as possible. [PFPC ONLY - Would you like to cast your vote over the phone now?]

IF "WILL NOT VOTE ON PHONE " [OR CONTINUATION FOR WPG USE]: We encourage all shareholders to vote as soon as possible to avoid the cost of an additional solicitations. The meeting date is scheduled for April 27, 2005. (Please refer to your proxy card for your voting options). You may vote via mail, touch-tone, fax and through the Internet. Please feel free to call 877-456-6399 to place your vote, or with any questions regarding this process. Thank you for your time today.

IF "WILL NOT VOTE ": That is fine, You are not required to take any action today, but we are encouraging all shareholders to vote to avoid the cost of an additional solicitation. Please refer to you proxy card for your voting options if you change your mind. You may vote via Mail, Touch Tone, Fax and through the internet. Please feel free to call us at [PFPC only - 877-456-6399] [WPG only - provide caller's direct line]with any questions regarding this process. Thank you for your time today.

IF "WOULD LIKE TO VOTE ON THE PHONE": [PFPC ONLY]

      o     IF "WOULD LIKE TO VOTE ON THE PHONE" RESPONSE:

      Can I confirm you name. (CONFIRM RESPONSE) May I also verify your address of Record (CONFIRM RESPONSE).

            You are eligible to vote on the proposals for the (FUND NAME).

                  CAN I CAST YOUR VOTE WITH THE BOARD OF TRUSTEES' RECOMMENDATION FOR THIS FUND?

                  VOTE CONFIRMATION (SELECT APPROPRIATE RESPONSE):

                  (1) Let me confirm that you wish to vote with the Board of Trustees recommendation in favor of the proposal for the (FUND NAME) Fund.

                  (2) Let me confirm that you wish to vote AGAINST on the proposal for the (FUND NAME) Fund.

                  (3) Let me confirm that you wish to ABSTAIN on the proposal for the (FUND NAME) Fund.

            If shareholders has more than one fund:

            CAN I CAST YOUR VOTE WITH THE BOARD OF TRUSTEES' RECOMMENDATIONS FOR ALL OTHER FUNDS THAT YOU ARE ELIGIBLE TO VOTE UPON?

                  VOTE CONFIRMATION (SELECT APPROPRIATE RESPONSE):

                  (1) Let me confirm that you wish to vote with the Board of Trustees recommendation in favor of the proposal for the other Funds.

                  (2) Let me confirm that you wish to vote AGAINST the proposal for the other Funds.

                  (3) Let me confirm that you wish to ABSTAIN on the proposal for the other Funds.

AFTER TAKING ALL VOTES PLEASE THANK THE SHAREHOLDER FOR VOTING AND VERIFY ALL VOTES TO ENSURE THAT THEY ARE ENTERED INTO THE SYSTEM IN THE CORRECT MANNER.

INFORM THE SHAREHOLDER THAT A WRITTEN CONFIRMATION STATEMENT WILL BE SENT TO THE ADDRESS OF RECORD WITHIN 7- 10 BUSINESS DAYS.

Thank you very much for your time (SHAREHOLDER NAME) HAVE A GOOD DAY /EVENING.


If the account is marked as an account having additional account owners at the same phone number please ask to speak with the second account owner and start at the top of the outbound script.


HANDLING CALLS THAT NEED ADDITIONAL INFORMATION:


CUSTOMER SERVICE:

Please do a warm transfer to the following 800 number for complete customer service assistance.

1-800-233-3332

Hours of Operations: Monday - Friday 8:30 am - 8:00 pm